Exhibit 4
2007 STOCK INCENTIVE PLAN
ARTICLE 1
ESTABLISHMENT AND PURPOSE
          1.1  Establishment and Effective Date. Monro Muffler Brake, Inc., a New York corporation (the “Company”), hereby establishes a plan to be known as the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan (the “Plan”). The Plan shall become effective as of June 29, 2007 (the “Effective Date”), subject to the approval of the Company’s stockholders.
          1.2  Purpose. The purpose of the Plan is to encourage and enable all eligible employees and directors (subject to such requirements as may be prescribed by the Compensation Committee (the “Committee”)) of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company’s common stock, par value $0.01 per share (“Common Stock”). Such ownership will provide such employees and directors with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment or a directorship with the Company and its subsidiaries.
ARTICLE 2
AWARDS
          2.1  Form of Awards. Awards under the Plan may be granted in the form of incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options (“Nonqualified Stock Options”) that are not intended to qualify as incentive stock options under Section 422 of the Code (collectively, “Options”) or shares of restricted Common Stock (“Restricted Stock”, and, together with Options, “Awards”); provided, that Incentive Stock Options may only be granted to employees of the Company.
          2.2  Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for Awards under the Plan is 575,000, plus any shares of Common Stock available for award under the Monro Muffler Brake, Inc. 1998 Employee Stock Option Plan and the 2003 Non-Employee Directors’ Stock Option Plan immediately prior to the shareholder approval of the Plan, all as subject to adjustment pursuant to Article 10 hereof. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Awards may be granted under the Plan, any Option expires unexercised or Award is terminated, surrendered or canceled without being exercised in whole for any reason, the shares of Common Stock covered by such Award shall be available for subsequent Awards under the Plan upon such terms as the Committee may determine.
          2.3  Return of Prior Awards. As a condition to any subsequent Award, the Committee shall have the right, at its discretion, to require employees or directors to return to the Company Awards previously granted under the Plan. Subject to the provisions of the Plan, such new Award shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted.
          2.4 Substitute Awards. Awards granted in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any subsidiary with which the Company or any subsidiary combines shall not reduce the shares of Common Stock authorized for grant under the Plan or authorized for grant to an employee in any fiscal year. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.

ARTICLE 3
ADMINISTRATION
          3.1  Committee. Awards shall be determined, and the Plan shall be administered by, the Committee as appointed from time to time by the Board of Directors of the Company (the “Board”), which Committee or subcommittee thereof shall consist solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto).
          3.2 Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Awards and to determine the purchase price of the Common Stock covered by each Award, the term of each Award, waive any terms or conditions of any Award (including, without limitation, accelerating or waiving any vesting conditions subject to an Award), the number of shares of Common Stock to be covered by each Award and any performance objectives or vesting standards applicable to each Award; (ii) to designate Options as Incentive Stock Options or Nonqualified Stock Options; and (iii) to determine the employees or directors to whom, and the time or times at which, Awards shall be granted.
          3.3  Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable. The Committee may also delegate to the Chief Executive Officer of the Company the authority, subject to such terms as the Committee shall determine, to perform any and all functions as the Committee may determine. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.
          3.4  Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all employees and directors who have received awards under the Plan and all other interested persons.
          3.5  Liability; Indemnification. No member of the Committee, nor the Chief Executive Officer, or any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards granted thereunder, and each member of the Committee, the Chief Executive Officer and each person to whom ministerial duties have been delegated shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between such member, the Chief Executive Officer and the Company.

ARTICLE 4
ELIGIBILITY
          Awards may be granted to all employees and directors of the Company or any of its subsidiaries (subject to such requirements as may be prescribed by the Committee), including officers of the Company; provided, however, that no employee or director may receive a grant of an Option to purchase more than 500,000 shares of Common Stock in the aggregate in any fiscal year of the Company. In determining the employees and directors to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the nature of the services rendered by such employees or directors, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its sole discretion shall deem relevant.
          As used herein, the term “subsidiary” shall mean any present or future corporation, partnership or joint venture in which the Company owns, directly or indirectly, 40% or more of the economic interests. Notwithstanding the foregoing, only employees of the Company and any present or future corporation which is or may be a “subsidiary corporation” of the Company (as such term is defined in Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options.
ARTICLE 5
STOCK OPTIONS
          5.1  Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.
          5.2  Designation as Nonqualified Stock Option or Incentive Stock Option. In connection with any grant of Options, the Committee shall designate in the written agreement required pursuant to Article 12 hereof whether the Options granted shall be Incentive Stock Options or Nonqualified Stock Options, or in the case both are granted, the number of shares of each. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable written agreement expressly states that the Option is intended to be an Incentive Stock Option.
          5.3 Option Price. The purchase price per share under each Option shall be the Market Price (as hereinafter defined) of the Common Stock on the date the Option is granted. In no case, however, shall the purchase price per share of an Option be less than the par value of the Common Stock ($0.01). In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary (a “10% Stockholder”), the option price shall not be less than 110% of the Market Price of the Common Stock on the date of grant.
          The “Market Price” of the Common Stock on any day shall be determined as follows: (i) if the Common Stock is listed on a national securities exchange or quoted through the NASDAQ National Market System, the Market Price on any day shall be the closing price, or if no such sale is made on such day, the average of the closing bid and asked price reported on the Consolidated Trading listing for such day; (ii) if the Common Stock is quoted on the NASDAQ inter dealer quotation system, the Market Price on any day shall be the average of the representative bid and asked prices at the close of business for such day; or (iii) if the Common Stock is not listed on a national stock exchange or quoted on NASDAQ, the Market Price on any day shall be the average of the closing bid and asked prices reported by the National Quotation Bureau, Inc. for such day; provided, that if there is no trading of the Common Stock, the “Market Price” shall be measured on the first day that there is trading of the Common Stock.
          5.4 Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Market Price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and any subsidiary) shall not exceed $100,000. Any employee who disposes of shares acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the employee, shall notify the Company of such disposition and of the amount realized upon such disposition. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options. In no event shall any member of the Committee, the Company or any of its subsidiaries (or their respective employees, officers or directors) have any liability to any employee (or any other person) due to the failure of an Option to qualify for any reason as an Incentive Stock Option.
          5.5  Limitation on Time of Grant. No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the date the Plan is approved by stockholders of the Company.
          5.6  Exercise and Payment. Except as otherwise provided in the Plan or in a written agreement, an Option may be exercised for all, or from time to time any part, of the shares of Common Stock for which it is then exercisable. The exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the shares of Common Stock as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the optionee (i) in cash or its equivalent (e.g., by check), (ii) in Shares having a Market Price equal to the aggregate option price for the shares of Common Stock being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such shares of Common Stock have been held by the optionee for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iii) partly in cash and partly in such Shares, (iv) subject to the terms and conditions established by the Committee, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased or (v) such other method approved by the Committee.
          5.7  Term. The term of each Option granted under the Plan shall be determined by the Committee; provided, however, that, notwithstanding any other provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten (10) years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five (5) years from the date it is granted.
          5.8  Rights as a Stockholder. A recipient of Options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to such recipient representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.
          5.9 General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise of an Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

ARTICLE 6
RESTRICTED STOCK
          6.1  Grant of Restricted Stock. Awards of Restricted Stock may be issued hereunder to employees or directors either alone or in addition to Options granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any subsidiary as a condition precedent to the issuance of Restricted Stock.
          6.2  Rights as a Stockholder. Unless otherwise provided in the written agreement, beginning on the date of grant of the Restricted Stock Award, the employee or director shall become a stockholder of the Company with respect to all shares of Common Stock subject to the written agreement and shall have all of the rights of a stockholder, including the right to vote such shares and the right to receive distributions made with respect to such shares. Except as otherwise provided in a written agreement, any shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award.
          6.3  Issuance of Shares. Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the employee or director and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.
          6.4  Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Restricted Stock Awards granted under this Article 6 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (“Performance-Based Awards”). A Performance-Based Award shall vest based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goals relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any employee or director shall be 500,000 shares of Common Stock. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Award and, if they have, the Committee shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will vest for such performance period until such certification is made by the Committee.
          6.5 Effect of Termination of Employment or Service. Except as expressly determined by the Committee in its sole discretion, the unvested portion of a Restricted Stock Award shall terminate upon the termination of employment or service with the Company or a subsidiary for any reason. Notwithstanding the foregoing, in the event of the death of a recipient of a Restricted Stock Award while an employee or director of the Company or any subsidiary, the unvested portion of the Restricted Stock Award shall become fully vested.
ARTICLE 7
NONTRANSFERABILITY OF AWARDS
          Except as otherwise permitted by the Committee, no Award may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Award shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award not specifically permitted herein shall be null and void and without effect. An Option may only be exercised during his or her lifetime by the recipient, or following his or her death pursuant to Section 8.3 hereof.
ARTICLE 8
EFFECT OF TERMINATION OF EMPLOYMENT OR
SERVICE ON OPTIONS
          8.1  General Rule. Except as expressly determined by the Committee in its sole discretion or as set forth in this Article 8, (x) the unvested portion of an Option shall terminate upon the termination of employment or service with the Company or a subsidiary for any reason and (y) the vested portion of an Option shall not be exercisable after thirty (30) days following the recipient’s termination of employment or service with the Company or a subsidiary.
          Options shall not be affected by any change of employment so long as the recipient continues to be employed by either the Company or a subsidiary. An Option shall be forfeited upon an employee’s termination of employment or a director’s termination of service if the employee or director was terminated for one (or more) of the following reasons: (i) the conviction, or plea of guilty or nolo contendere to the commission of a felony; (ii) the commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a subsidiary; (iii) an act of dishonesty resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or a subsidiary; or (iv) any breach of the employee’s or director’s fiduciary duties to the Company. It shall be within the sole discretion of the Committee to determine whether the termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.
          8.2  Disability or Retirement. Except as expressly provided otherwise in the written agreement relating to any Option granted under the Plan, in the event of the Disability or Retirement of a recipient of Options, the Options which are held by such recipient on the date of such Disability or Retirement, to the extent exercisable on the date of Disability or Retirement, shall be exercisable for one (1) year following such Disability or Retirement.
          “Disability” shall mean any termination of employment or service with the Company or a subsidiary because of a “Disability” as such term is defined in Section 22(e) of the Code. “Retirement” shall mean a termination of employment or service with the Company or a subsidiary either: (i) on a voluntary basis by a recipient who, if a non-employee director, is at least sixty-five (65) years of age, or if an employee, is at least fifty-five (55) years of age and has at least ten (10) years of service with the Company or a subsidiary; or (ii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee with respect to a determination regarding Disability or Retirement shall be final and conclusive.
          8.3  Death. In the event of the death of a recipient of Options while an employee or director of the Company or any subsidiary, Options which are held by such employee or director at the date of death, whether or not otherwise exercisable on the date of death, shall be exercisable by the beneficiary designated by the employee or director for such purpose (the “Designated Beneficiary”) or if no Designated

Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee or director, by the employee’s or director’s personal representatives, heirs or legatees, at any time within one (1) year from the date of death, at which time such Options shall terminate.
          In the event of the death of a recipient of Options following a termination of employment or service due to Retirement or Disability, if such death occurs before the Options are exercised, the Options which are held by such recipient on the date of termination of employment or service, to the extent exercisable on such date shall be exercisable by such recipient’s Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient’s personal representatives, heirs or legatees, to the same extent such Options were exercisable by the recipient following such termination of employment.
ARTICLE 9
LEAVE OF ABSENCE, CHANGE IN CONTROL
          9.1  Leave of Absence. In the case of an employee on an approved leave of absence, the Awards of such employee shall not be affected unless such leave is longer than three (3) months. The date of exercisability of any Options of an employee which are unexercisable or the date of vesting of Restricted Stock of an employee at the beginning of an approved leave of absence lasting longer than three (3) months shall be postponed for a period equal to the length of such leave of absence. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive in writing any such postponement of the date of exercisability of any Options or the vesting of Restricted Stock due to a leave of absence.
          9.2  Change in Control. Notwithstanding any provisions of the Plan to the contrary, if there should be a Change in Control (i) the Company shall give each recipient of Options or Restricted Stock written notice of such Change in Control as promptly as practicable prior to the effective date thereof, and (ii) all of the Options held by employees or directors not currently exercisable shall become exercisable immediately prior to the effective date of such Change in Control and all restrictions with respect to Restricted Stock shall lapse; provided, however, that, unless otherwise provided in a written agreement between the Company and an employee or director, (x) all or a portion of such Options shall not be exercisable to the extent that the accelerated exercisability would cause the employee or director to be subject to taxes under Section 4999 of the Code and (y) the restrictions on all or a portion of such Restricted Stock shall not lapse if such lapse of restrictions would cause the employee or director to be subject to taxes under Section 4999 of the Code. In addition, if there should be a Change in Control, the Committee may, in its sole discretion, provide for (i) the termination of an Option upon the consummation of the Change of Control, but only if the optionee has been permitted to exercise the Option in full for a period of not less than 10 days prior to the Change in Control, (ii) the payment of any amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change in Control) in exchange for the cancellation of an Award which, in the case of an Option, may equal the excess, if any, of the Market Price of the shares of Common Stock subject to such Options over the aggregate option price of such Options, and/or (iii) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder. “Change in Control” shall mean any of the following: (i) any person who is not an “affiliate” (as defined in Rule 12b-2 of the Act) of the Company as of the Effective Date becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the then outstanding securities of the Company except pursuant to a public offering of securities of the Company; or (ii) the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation, or otherwise) to a person who is not an affiliate of the Company as of the Effective Date.

ARTICLE 10
ADJUSTMENT UPON CHANGES IN CAPITALIZATION
          In the event of any change in the outstanding shares of Common Stock after the Effective Date by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares or other corporate exchange, or any distribution to shareholders of shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the option price and/or (iii) any other affected terms of such Awards.
ARTICLE 11
AMENDMENT AND TERMINATION
          The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to employees under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company’s stockholders, except that any such increase or modification that may result from adjustments authorized by Article 10 hereof shall not require such stockholder approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the employee or director to whom an Award shall theretofore have been granted, adversely affect the rights of such employee or director under such Award.
ARTICLE 12
WRITTEN AGREEMENT
          Each Award shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.
ARTICLE 13
MISCELLANEOUS PROVISIONS
          13.1  Tax Withholding. The Company shall have the right to require employees or their Designated Beneficiaries, personal representatives, heirs or legatees to remit to the Company an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy all withholding tax requirements. The Committee may, in its sole discretion, permit an employee to satisfy his or her minimum statutory tax withholding obligation either by: (i) surrendering shares of Common Stock owned by the employee; or (ii) having the Company withhold from shares of Common Stock otherwise deliverable to the employee. Shares of Common Stock surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.
          13.2  Investment Intent. The Board or the Committee may, in connection with the granting of any Award, require the individual to whom the Award is to be granted to enter into an agreement with the Company stating that as a condition precedent to each grant or the exercise of an Option, in whole or in part, such individual shall if then required by the Company represent to the Company in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board or the Committee may prescribe.
          13.3  Successor. The obligations of the Company under the Plan shall be binding upon any successor Company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor Company or organization succeeding to all or substantially all of the assets and business of the Company.

          13.4  General Creditor Status. Employees and directors shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee, director or Designated Beneficiary, personal representative, heir or legatee of such employee or director. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made under the Plan shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.
          13.5 No Right to Employment/Service or Awards. Nothing in the Plan or in any written agreement entered into pursuant to Article 12 hereof, nor the grant of any award, shall confer upon any employee or director any right to continue in the employ or service of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such employee’s employment or director’s service at any time. No employee or director or other person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of employees and/or directors, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each employee and/or director (whether or not such employees or directors are similarly situated).
          13.6  Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if personally delivered to the employee or director or sent by regular mail addressed: (i) to the employee or director at the employee’s or director’s address as set forth in the books and records of the Company or its subsidiaries; or (ii) to the Company or the Committee at the principal office of the Company clearly marked “Attention: Compensation Option Committee”.
          13.7  Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
          13.8  Governing Law. The Plan, and all agreements thereunder, shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.